SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: May 17, 1997
                        (Date of earliest event reported)

                              Aeroflex Incorporated
             (Exact name of registrant as specified in its charter)



    Delaware                      1-8037                 11-1974412
(State or other                (Commission             (IRS Employer
 jurisdiction of                File Number)            Identification
 incorporation)                                            Number)



                35 South Service Road, Plainview, New York 11803
               (Address of principal executive offices) (Zip Code)




Registrant's telephone number including area code    (516)  694-6700



         (Former name of former address, if changed since last report.)

Item 5.   Other Events

          In May 1997, Registrant executed and delivered an amendment to the employment agreement between the Registrant and Harvey R. Blau, its Chairman of the Board, an amendment to the employment agreement between the Registrant and Michael Gorin, its President and an amendment to the employment agreement between the Registrant and Leonard Borow, its Executive Vice President. Each such amendment, among other things, extended to December 31, 2002 the term of each such employment agreement.

          In May 1997, Registrant also executed and delivered a Deferred Compensation Agreement between the Registrant and Harvey R. Blau. The Deferred
Compensation Agreement is subject to the approval of the shareholders of the Registrant. In connection with the Deferred Compensation Agreement, Mr. Blau has elected to defer all bonus compensation for the Registrant's fiscal year commencing July 1, 1997 and ending June 30, 1998, and has further elected to receive such bonus compensation in the form of the Registrant's common stock, par value $.10 per share.

          In addition, in March 1997, Registrant executed and delivered an employment agreement between Registrant and Carl Caruso, its Vice President - Manufacturing.

Item 7.   Financial Statements and Exhibits

          (c)  Exhibits

          10.1 Amendment No. 1 to Employment Agreement between Aeroflex Incorporated and Harvey R. Blau

          10.2 Amendment No. 1 to Employment Agreement between Aeroflex Incorporated and Michael Gorin

          10.3 Amendment No. 1 to Employment Agreement between Aeroflex Incorporated and Leonard Borow

          10.4 Deferred Compensation Agreement between Aeroflex Incorporated and Harvey R. Blau

          10.5 Employment Agreement between Aeroflex Incorporated and Carl
Caruso

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      Aeroflex Incorporated


                                      By:__________________________
                                          Michael Gorin
                                          President